EXHIBIT NO. 10.3
----------------


                            MANUFACTURING AGREEMENT

                                    BETWEEN

                            INFINITI PAINT CO., INC.

                                      AND

                     TROPICAL ASPHALT PRODUCTS CORPORATION

     THIS MANUFACTURING AGREEMENT (hereinafter "Agreement") is entered on September 1, 2001 (hereinafter "Effective Date") between INFINITI PAINT CO., INC. (hereinafter "INFINITI") having an address at 4100 North Powerline Road, Suite G-2, Pompano Beach, Florida 33073, and TROPICAL ASPHALT PRODUCTS CORPORATION (hereinafter "TROPICAL"), having an address at 1904 South 31st Avenue, Hallandale, Florida 33009.

                                    RECITALS

     WHEREAS, at the time of execution of this Agreement, INFINITI is a wholly-owned subsidiary of Urecoats Industries Inc.;

     WHEREAS, INFINITI has developed and is the owner of certain proprietary information relating to several latex paints, as well as chemical compositions, formulas and recipes for latex paints (hereinafter collectively referred to as "INFINITI INFORMATION");

     WHEREAS, TROPICAL provides manufacturing services for latex paints and in the past has manufactured latex paints for INFINITI based on the INFINITI INFORMATION and/or additional proprietary information of INFINITI;

     WHEREAS, INFINITI presently utilizes and desires to continue to use TROPICAL's services for manufacturing latex paints based on the INFINITI INFORMATION and/or additional proprietary information of INFINITI; (hereinafter "Product" or "Products");

     NOW, THEREFORE, in consideration of the mutual promises contained herein the parties agree as follows:

                              TERMS AND CONDITIONS

1.   DEFINITIONS.

     1.1 RECITALS. The above RECITALS are true and correct and form a part of this Agreement.

     1.2 "INFINITI Know-How" means the proprietary techniques, inventions, trade secrets, recipes, formulas, practices, methods, knowledge, designs, skill and experience relating to latex paints disclosed to TROPICAL under this Agreement.


                                       1
     1.3 "INFINITI Technology" means the INFINITI Know-How and INFINITI INFORMATION.

     1.4 "IMPROVEMENTS" means any improvements, discoveries, developments, modifications or derivative works, whether or not patentable.


     1.5 "INTELLECTUAL PROPERTY RIGHTS" means all current and future trade secrets, copyrights, patents and other patent rights, trademark rights, service mark rights, mask work rights and any and all other intellectual property or proprietary rights now known or hereafter recognized in any jurisdiction.

     1.6 "Products" means latex paints manufactured by TROPICAL for INFINITI under the terms of this agreement, including Products based on the INFINITI Technology.

     1.7 "SPECIFICATIONS" means any specifications for the Products provided to TROPICAL by INFINITI.

2.   DEVELOPMENT AND PURCHASE OF PRODUCTS.

     2.1 TROPICAL will manufacture, exclusively for INFINITI, Products based on the SPECIFICATIONS, the INFINITI Technology and/or any other information provided by INFINITI.

     2.2 PURCHASE OF PRODUCTS. TROPICAL agrees to sell the Products to INFINITI on an exclusive basis and to accept purchase orders for the Products from INFINITI on an exclusive basis under the terms and conditions of this Agreement. In the event, and only in the event, TROPICAL is unable to meet the production demands of INFINITI as to a specific product or TROPICAL is no longer able to maintain the quality requirements as required by INFINITI as to a specific product, then, and only in either or both of such events and after having first actually receive from INFINITI a thirty (30) day prior written notice to the effect of either or both of the foregoing and TROPICAL not having materially cured such production demand or quality requirement, may INFINITI manufacture or procure from other sources like or comparable Products.

     2.3 TRADEMARK RIGHTS. TROPICAL acknowledges INFINITI's trademark rights with respect to the Products and agrees that it will not use the trademark(s) and trade names of INFINITI on any products or for any other purpose, other than the Products ordered by and delivered to INFINITI. TROPICAL is hereby granted a limited trademark license with respect to the INFINITI trademarks solely for the above-mentioned use. All other use by TROPICAL is prohibited. This license shall terminate on the earlier of termination of this Agreement, or failure of TROPICAL to maintain the quality requirements required by INFINITI in accordance with paragraph 2.2 above. TROPICAL shall obtain no rights to or interest of any kind in any of INFINITI's trademarks or trade names other than the limited right to use set out above.

3.   PURCHASE ORDERS.

     3.1 LEADTIME. TROPICAL agrees to deliver manufactured Products to INFINITI within ten (10) calendar days or seven (7) working days of receiving an order by INFINITI.


                                       2
     3.2 PURCHASE ORDERS. Purchases shall be initiated by INFINITI's written or electronically dispatched purchase orders referencing at least the quantity and specific Product. All purchase orders for Products placed by INFINITI hereunder shall be governed by the terms and conditions of this Agreement. In the event of a conflict between the provisions of this Agreement and the terms and conditions of INFINITI's purchase order or TROPICAL's acknowledgment or other written communications, the provisions of this Agreement shall prevail and any such conflicting terms or conditions are hereby rejected.
     3.3 ISSUANCE AND ACCEPTANCE. TROPICAL shall notify INFINITI of receipt of a purchase order by telephone or facsimile within two (2) business days after receipt of INFINITI's purchase order. The written confirmation shall also identify the Purchase Price. Orders are deemed accepted upon verbal confirmation of receipt of facsimile by TROPICAL.

     3.4 CANCELLATION. INFINITI may cancel without liability any purchase order upon written notice to TROPICAL only if TROPICAL has not begun manufacturing the Products requested in the specific purchase order.

     3.5 RESCHEDULING. INFINITI shall be entitled to reschedule delivery of Products or quantities of Product scheduled for a particular delivery at any time for a particular purchase order. TROPICAL shall accommodate a request to expedite the ship date, if reasonably able to do so.

4.   DELIVERY TERMS.

     4.1 DELIVERY POINT. Unless specified in writing by INFINITI to be a different location, the delivery point for the Products shall be at INFINITI's place of business at 4100 North Powerline Road, Suite G-2, Pompano Beach, Florida 33073.

     4.2 SHIPPING. TROPICAL may ship partial orders provided TROPICAL notifies INFINITI and INFINITI agrees prior to shipment. TROPICAL shall personally deliver or select the best available carrier on a commercially reasonable basis, in TROPICAL'S sole discretion, for timely delivery of the Products. TROPICAL shall be responsible for all insurance and shipping charges for the Products until such Products reach their designated Delivery Point, after which risk of loss shall pass to INFINITI.

     4.3 PACKING INSTRUCTIONS. All Products shall be packaged and prepared for shipment in a reasonable manner specified by INFINITI. INFINITI will provide TROPICAL labels to be placed by TROPICAL on the containers. Each shipment shall be accompanied by a packing slip which will include INFINITI's Product names/trademarks and product numbers, purchase order number, quantity shipped, raw materials costs and container costs.

     4.4 DELIVERY DELAYS. TROPICAL shall immediately notify INFINITI in writing of any anticipated delay in meeting the delivery schedule, stating the reasons for the delay. If TROPICAL's delivery fails to meet the committed delivery schedule due to the action or inaction of TROPICAL, then TROPICAL, upon INFINITI's request, shall expedite the routing at TROPICAL's expense. However, if TROPICAL's delivery fails to meet the schedule by in excess of ten (10) days, then INFINITI, at its sole option and without penalty or any additional expense, may (i) require TROPICAL to expedite the routing by the fastest available commercial carrier; (ii) reschedule the delivery; or (iii) cancel the delivery and/or order, without liability, in whole or in part.

                                       3
     4.5 EARLY DELIVERY. TROPICAL shall not deliver any Products prior to the scheduled delivery date, without INFINITI's written consent.

     4.6 IN-STOCK MINIMUM. TROPICAL agrees to use commercially reasonable efforts to carry in "safety stock" a minimum (as determined by the parties based on the latest monthly forecast) of completed Products and raw materials and containers to accommodate any unforeseen or expedited demand on the part of INFINITI.

     4.7 COUNTRY OF MANUFACTURER. TROPICAL represents and warrants that the Products are manufactured in the United States. TROPICAL shall promptly advise INFINITI at least ninety (90) days prior to a change in or addition to any such manufacturing locations.

5.   PRICES.

     5.1 PURCHASE PRICE. The price charge by TROPICAL to INFINITI for manufacture of Products shall be cost ("Cost" is defined as raw material cost and subsequent direct labor to produce the Product(s) and F.O.B. INFINITI) plus **(confidential percentage information omitted) percent (**%) (hereinafter "Purchase Price"). TROPICAL agrees to deliver the Products to INFINITI's specified location. The Purchase Price includes all costs, fees, expenses and charges for the delivery of the Products by TROPICAL to INFINITI's specified location, including, but not limited to, costs of transportation, insurance, taxes, customs, duties, landing, storage and handling fees, and/or documents or certificates required for exportation or importation.

     5.2 INVOICING AND PAYMENT. Invoices shall be due and payable within thirty (30) days after the date of actual receipt of the Products or TROPICAL's invoice, whichever is later.

     5.3 LATE PAYMENT. Any payment not made within forty-five (45) days after it is due shall bear interest at a rate equal to one percent (1%) per month on the unpaid amounts from time to time outstanding from the date on which portions of such amounts became due and owing until payment thereof in full.

6.   ACCEPTANCE

     If any of the Products delivered hereunder fails to conform to the Specifications or with the parties' agreed-upon standards, INFINITI shall notify TROPICAL of such failure, the parties will promptly discuss means to resolve any such failure, and TROPICAL shall have up to three (3) days to deliver to INFINITI conforming Products. If TROPICAL fails to deliver conforming Products within such three (3) day period, absent separate agreement, INFINITI shall have the right, without liability, to either cancel this aAgreement and/or purchase orders for that Product and any other Products or require expedited shipping of the conforming Products at TROPICAL's sole cost.

7.   REGULATORY AGENCY COMPLIANCE.

     All Products delivered hereunder, shall comply in all material respects with any regulatory agency requirements (e.g., Product Safety, Environmental). TROPICAL, at its sole expense, will obtain all required agency certifications and approvals for the Products. TROPICAL will further ensure that the Product


                                       4
remain compliant with those regulatory agency requirements. INFINITI agrees to work with TROPICAL in obtaining these certifications and approvals. TROPICAL represents and warrants that in all respects, the manufacture and sale of the Products comply and will throughout the term of this Agreement comply with all applicable environmental laws, regulations and other regulatory requirements.

     If INFINITI discovers a breach of any of TROPICAL's representations and warranties in this Section 8, it shall immediately notify TROPICAL of such breach in writing, explaining the circumstances constituting the breach and identifying the Product(s) or portion(s) of the Product involved. Further, TROPICAL shall defend, indemnify and hold harmless INFINITI and its officers, directors, employees, agents, representatives, successors and assigns from any liabilities, losses, demands, claims or judgments arising from and third party claims regarding the breach of any of TROPICAL's representations set forth in this Section 8; provided that INFINITI provides TROPICAL (i) prompt written notice of the existence of such claims; (ii) sole control over the defense and settlement of any such claim; and (iii) assistance in the defense or settlement of any such claim upon TROPICAL's reasonable request and at TROPICAL's expense.

8.   PRODUCT CHANGES.

     In the event that INFINITI finds or becomes aware of a situation which in its reasonable opinion necessitates or would benefit from a change of material(s), formula change, process change, etc. for any of the Products, INFINITI shall provide written notice to TROPICAL of such change at least twenty (20) days prior to the placing of the first purchase order for Products(s) having such change and agreed to purchase from TROPICAL the balance of the safety stock of that particular Product.

9.   LICENSE GRANTS; OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS.

     9.1 INFINITI LICENSE GRANT. Subject to the terms and conditions of this Agreement, INFINITI grants to TROPICAL a non-exclusive, non-transferable, royalty-free license, without the right of sublicense, to use the INFINITI Technology to manufacture the Products. All other rights not expressly granted in this Agreement are expressly reserved.

     9.2 INTELLECTUAL PROPERTY RIGHTS OWNERSHIP. The parties agree that all Intellectual Property Rights conceived, created, made, developed, invented, reduced to practice or first fixed in a tangible medium of expression during the term of this Agreement for the Products shall be exclusively and solely owned by INFINITI. All intellectual property rights for all contributions, enhancements, improvements, etc. made by TROPICAL to the INFINITI Technology for the Products shall owned exclusively and solely by INFINITI. TROPICAL agrees to cooperate with INFINITI with respect to the filing of documents, including patent applications, declarations and assignments, necessary to fully protect and reflect INFINITI ownership of all Intellectual Property Rights (hereinafter "IPR") in and for the Products.

     9.3 INFRINGEMENT BY THIRD PARTIES. If TROPICAL learns of any possible infringement or misappropriation of INFINITI's IPR, it shall immediately give notice thereof to INFINITI. TROPICAL agrees to cooperate with the INFINITI's efforts to seek legal remedies for such infringements and misappropriations at INFINITI'S expense.


                                       5
10.   WARRANTY.

     10.1   PRODUCT WARRANTY.

            10.1.1 WARRANTY. TROPICAL warrants that all Products sold by TROPICAL to INFINITI under the terms of this Agreement will be materially free from defects in workmanship and materials and substantially conform to the Specifications and any other agreed upon standards/requirements under normal use and service. If any Product or portion thereof contains a material defect in materials or workmanship, or otherwise fails to conform to the Specifications or other standards or requirements, TROPICAL shall at its expense correct any such defect by promptly and expeditiously replacing such defective Product. TROPICAL shall waive any expedite charges to INFINITI in order to effect earliest replacement of such defective Product(s).

            10.1.2 RETURN OF PRODUCTS. INFINITI will promptly notify TROPICAL in writing of any nonconforming or defective Product. Such notification shall include trademark/product name, serial numbers and reason for nonconformance.


11.   CONFIDENTIALITY.

      11.1 CONFIDENTIAL INFORMATION. Information that is transmitted by one party to the other in connection with the performance or implementation of this Agreement and, if in written form, is marked "confidential" or "proprietary" or with a similar legend by the disclosing party before being furnished to the other, or if disclosed orally or visually is identified as such prior to disclosure and summarized, in writing, by the disclosing party to the receiving party within thirty (30) days shall be deemed to be confidential information of the disclosing party. Each party agrees that it shall use the same degree of care and means that it utilizes to protect its own information of a similar nature, but in any event not less than reasonable care and means, to prevent the unauthorized use or the disclosure of such confidential information to third parties. The confidential information may be disclosed only to employees or contractors of a recipient with a "need to know" who are instructed and agree in writing not to disclose the confidential information and not to use the confidential information for any purpose, except as set forth herein. Recipient shall have appropriate written agreements with any such employees or contractors sufficient to allow the recipient to comply with the provisions of this Agreement. Each of the parties further agrees to make no use of such confidential information except as expressly permitted by this Agreement.

      11.2 EXCEPTIONS. The confidential information of a party shall not include and the foregoing obligation shall not apply to data or information which: (i) was in the public domain at the time it was disclosed or falls within the public domain, except through the fault of the receiving party; (ii) was disclosed after written approval of the disclosing party; (iii) becomes known to the receiving party from a source other than the disclosing party without breach of this Agreement by the receiving party; or (iv) is furnished to a third party by the disclosing party without an obligation of confidentiality. Nothing in this Agreement shall prevent the receiving party from disclosing confidential information to the extent the receiving party is legally compelled to do so by any governmental investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction; provided, however, that prior to any such


                                       6
disclosure, the receiving party shall (a) assert the confidential nature of the confidential information to the agency; (b) immediately notify the disclosing party in writing of the agency's order or request to disclose; and (c) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

12.   PUBLICITY.

      TROPICAL shall not disclose, advertise, or publish the existence or the terms or conditions of this Agreement, financial or otherwise, without the prior written consent of INFINITI.

13.   TERM AND TERMINATION.

      13.1   COMMENCEMENT DATE. This Agreement commenced on the Effective Date.

      13.2 TERMINATION FOR CAUSE. With the exception of the continuing obligations, as set forth in Section 13.4, herein, either party shall have the right to terminate this Agreement for cause as a result of:

             13.2.1 The failure of the other party to perform any material term or condition of this Agreement and to remedy such failure within thirty
(30) days after written notice of such failure given by the non-defaulting party; or

             13.2.2 The filing by or against the other party of a petition for liquidation under the U.S. Bankruptcy Code or corresponding laws or procedures of any applicable jurisdiction; or

             13.2.3 The filing by or against the other party of any other proceeding concerning bankruptcy, insolvency, dissolution, cessation of operations, or the like by the other party. If such proceeding is involuntary and is contested in good faith, this Agreement shall terminate only after the passage of one hundred twenty (120) days without the dismissal of such proceedings; or

             13.2.4 The voluntary or involuntary execution upon; the assignment or conveyance to a liquidating agent, trustee, mortgages or assignee of whatever description; or the making of any judicial levy against a substantial percentage of the other party's assets, for the benefit of its creditors; or

             13.2.5 The appointment of a receiver, keeper, liquidator or custodian of whatever sort of description, for all or a substantial portion of the other party's assets; or

             13.2.6 The termination, dissolution, insolvency or failure in business of the other party, the distribution of a substantial portion of its assets, or its cessation to continue all or substantially all of its business affairs.

      13.3 TERMINATION WITHOUT CAUSE. Either party may terminate this Agreement for any reason upon ninety (90) days written notice.

                                       7

      13.4   RIGHTS AND OBLIGATIONS UPON TERMINATION OR EXPIRATION.

                  (A) PAYMENT. The termination of this Agreement, with or without cause, shall in no way relieve either party from its obligations to pay the other any sums accrued hereunder prior to such termination or expiration. Any balance owed to TROPICAL by INFINITI shall be paid in full within forty five
(45) days of termination or expiration. Any set off against the balance owed to TROPICAL from INFINITI shall be made in writing fifteen (15) days after termintation or expiration.

                  (B) RETURN OF DOCUMENTATION AND CONFIDENTIAL INFORMATION. Upon any termination of this Agreement, each party shall immediately return to the other party all documentation, confidential information and any other tangible items in its possession or under its control evidencing the know-how of the other party.

                  (C) SURVIVAL. Notwithstanding the foregoing, Sections 1, 10.1, 11, and 13.4 shall survive any termination or expiration of this Agreement for a period of five (5) years for purposes of protecting the confidentiality of the INFINITI Technology and for any documents related to the Products.

                  (D) In the event of termination, TROPICAL agrees to delivery all manufacturing documents, etc. for the Products to INFINITI within seven (7) days from the date of termination to allow INFINITI to have a third party or itself begin manufacturing of the Products.

14.   MANUFACTURING RIGHTS.

      14.1 NEW PRODUCTS. TROPICAL shall have the right of first refusal for the manufacturing of any new products developed by INFINITI. However, this right of first refusal is subject to and can be negated by TROPICAL's manufacturing capabilities, quality assurances and operations, and pricing considerations.

15.   GENERAL.

      15.1 RELATIONSHIP OF THE PARTIES. Each of the parties shall at all times during the term of this Agreement act as, and shall represent itself to be, an independent contractor, and not an agent or employee of the other.

      15.2 PAST DUE INVOICES. INFINITI agrees to bring its account with TROPICAL in the following manner: $50,000.00 on or before September 10, 2001; $75,000.00 on or before September 30, 2001; $30,000.00 on or before October 10, 2001; $20,000.00 on or before October 30, 2001, and $38,757.31 on or before
November 10, 2001.

      15.3 ENTIRE AGREEMENT. This Agreement and Exhibits hereto are intended as the complete, final and exclusive statement of the terms of the agreement between the parties regarding the subject matter hereof and supersedes any and all other prior or contemporaneous agreements or understandings, whether written or oral, between them relating to the subject matter hereof. This Agreement may not be modified except in writing executed by both parties.

      15.4 NOTICES. Except for purchase orders and acknowledgments which may be sent by normal carrier, all notices and communications hereunder are required

                                       8

to be sent to the address or facsimile number stated below (or such other address or facsimile number as subsequently notified in writing to the other party): (i) by facsimile with confirmation of transmission, (ii) personal same or next day delivery or (iii) sent by commercial overnight courier with written verification of delivery. All notices so given shall be deemed given upon the earlier of receipt or three (3) days after dispatch.

      Any notices sent to INFINITI hereunder should be sent to:

            INFINITI PAINT CO., INC.
            4100 North Powerline Road
            Suite G-2
            Pompano Beach, Florida 33073
            Attn.: David S. Ziluck
            Fax No. (954) 972-2225

            copy to:   Sader & LeMaire, P.A.
                       1901 West Cypress Creek Road
                       Suite 415
                       Fort Lauderdale, Florida 33309
                       Attn:  Robert L. Sader, Esquire
                       Facsimile:  (954) 938-4409

      Any notices sent to TROPICAL hereunder should be sent to:

            TROPICAL ASPHALT PRODUCTS CORPORATION
            1904 South 31st Avenue
            Hallandale, Florida 33009
            Attn: Richard Zegelbone
            Fax No. (954) 963-2033

      15.5 WAIVER. A waiver of any default hereunder or of any of the terms and conditions of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or of any other term or condition, but shall apply solely to the instance to which such waiver is directed. The exercise of any right or remedy provided in this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity, except as expressly limited by this Agreement.

      15.6 SEVERABILITY. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired.

      15.7 ASSIGNMENT. TROPICAL may not assign or transfer this Agreement, whether in whole or part, or any of its rights or obligations under this Agreement without the prior written consent of INFINITI. INFINITI may not assign or transfer this Agreement, whether in whole or part, or any of its rights or obligations under this Agreement without the prior written consent of TROPICAL other than to Urecoats Industries Inc., or a subsidiary or affiliate. Prior written consent shall not unreasonably withheld. Any attempted assignment without such written consent shall be null and void.




                                       9
      15.8 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND ALL DISPUTES HEREUNDER SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF FLORIDA. THE PARTIES HEREBY AGREE THAT THE STATE COURTS IN BROWARD COUNTY, FLORIDA AND/OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA SHALL HAVE EXCLUSIVE JURISDICTION AND VENUE OVER ANY CONTROVERSIES, PROCEEDINGS, OR DISPUTES IN CONNECTION WITH THIS AGREEMENT.

      15.9 ATTORNEY'S FEES. In any action to enforce this Agreement, the prevailing party shall be awarded all arbitration costs or courts costs and reasonable attorneys' fees incurred, including such costs and attorneys' fees incurred in enforcing and collecting any judgment.

      15.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives effective as of the date first above written.

INFINITI PAINT CO, INC.                   TROPICAL ASPHALT PRODUCTS CORP


By: /s/ Timothy M. Kardok                 By: /s/ Richard Zegelbone
    ---------------------                     --------------------------
Name: Timothy M. Kardok                   Name: Richard Zegelbone
Title: President                          Title: President
Date: 9/4/01                              Date: 9-4-01



























                                       10